NEW JERSEY DEPARTMENT OF TREASURY
DIVISION OF REVENUE

CERTIFICATE OF FORMATION

PROGRESSIVE X-RAY OF KEARNEY, LLC
0400267027

The above-named DOMESTIC LIMITED LIABILITY COMPANY was duly filed in accordance with New Jersey state law on 01/16/2009 and was assigned identification number 0400267027. Following are the articles that constitute its original certificate.

1.	Name:
PROGRESSIVE X-RAY OF KEARNEY, LLC
2.	Registered Agent:
ROBERT L. FARRELL
3.	Registered Office:
401 SYLVAN AVENUE
ENGLEWOOD CLIFFS, NJ 07632 2703
4.	Business Purpose:
OUTPATIENT X-RAY SITE
5.	Effective Date of this Filing is:
01/16/2009

6.	Main Business Address:
816 KEARNEY AVENUE
KEARNEY, NJ 07032 3148

Signatures:

ROBERT L. FARRELL
AUTHORIZED REPRESENTATIVE

IN TESTIMONY WHEREOF, I have
hereunto set my hand and affixed my
Official Seal at Trenton, this
16th day of January, 2009

/s/ R. David Rousseau

R. David Rousseau
State Treasurer

Certification# 113451539

Verify this certificate at
https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp